UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2017

MILESTONE SCIENTIFIC INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-14053	13-3545623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Orange Avenue, Livingston Corporate Park, Livingston, New Jersey 07034

(Address of principal executive office) (Zip Code)

Registrant's telephone number, including area code (973) 535-2717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.01. Completion of Acquisition of Assets.

On July 13, 2017 (the “Closing Date”), Milestone Scientific Inc. (the “Company”) consummated the Asset Purchase Agreement (the “Agreement”) with APAD Octrooi B.V. and APAD B.V. (each, a “Seller”, and collectively, the “Sellers”) to purchase certain patent rights and other intellectual property rights related to the Sellers’ computer controlled injection instrument (the “Purchased Assets”). Entry into the Agreement was previously disclosed by the Company in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 2, 2017. On the Closing Date, the Company issued to the Sellers an aggregate of 1,646,358 shares of its common stock, par value $.001 per share (“Common Stock”) for the Purchased Assets as provided for in the Agreement. In addition, the number of shares of Common Stock is subject to certain post-closing upward or downward adjustments. No registration rights have been granted with respect to these shares of Common Stock. The issuance of these shares of Common Stock is exempt from registration under the Securities Act of 1933, as amended (the “Act”), as each of the Sellers is an accredited investor (as defined in Rule 501(a) of Regulation D, as promulgated under the Act), and has agreed to hold such shares for investment and without a view to distribution.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Final Form of Asset Purchase Agreement, dated June 2, 2017, among APAD Octrooi B.V., APAD B.V., and Milestone Scientific Inc. (1)

(1) Incorporated herein by referenced to the Current Report on Form 8-K filed by the Company on June 2, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2017

MILESTONE SCIENTIFIC INC.

By:	/s/ Joseph D’Agostino
Joseph D’Agostino
Chief Financial Officer

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